EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14661, 333-42249, 333-64651, 333-91258, 333-111977, 333-129719, 333-143389, 333-147523, 333-163864, 333-185663, 333-185667, 333-189931, 333-192055, 333-196968, 333-196970, 333-199154, 333-200775, 333-201804, 333-204764, 333-206400, 333-206708, 333-208348, 333-208927, 333-209418, 333-210395, 333-210396, 333-210874, 333-212776, 333-212952, 333-213948, 333-217083, 333-218647, 333-219935, 333-219937, 333-222007, 333-222449, 333-228814, 333-236764, 333-249708, 333-255003 and 333-257805) of Cisco Systems, Inc. of our report dated September 9, 2021 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 9, 2021